Exhibit 10.15

Precision Castparts Corp.

Incentive Compensation Program for Human Capital Planning Performance

1. Purpose/Method of Operation. The purpose of the Program is to reward the development, addition, retention and sharing of high potential employees among the Company’s manufacturing plants. The Program operates by adding to or subtracting from the bonus award otherwise payable to a participant under the Company’s executive incentive plans, and the Program is subject to the eligibility rules and general provisions of the applicable executive incentive plans.

2. Definitions. The following words as used herein have the meanings ascribed to each below: (a) “Board” means the Board of Directors of the Company; (b) “Committee” means the Compensation Committee of the Board; (c) “Company” means Precision Castparts Corp. and its subsidiaries; (d) “HCP Objectives” means the targeted level of performance for a fiscal year with respect to one or more of the following measures in regard to any one or more of the Company’s manufacturing plants: sharing of high potential employees with other Company plants, retention of high potential employees, accuracy of human capital planning ratings, adequacy of human capital planning, and utilization of members of the Company’s co-op and management development programs; (e) “HCP Incentive Amount” means the amount that is added to or subtracted from the bonus award otherwise payable to a participant under the applicable Company executive incentive plan; and (f) “Program” means this Incentive Compensation Program for Human Capital Planning Performance, as set forth herein and as may be amended from time to time

3. Administration. The Committee will administer and interpret the Program. The Committee will establish target HCP Incentive Amounts, the HCP Objectives, and the methodology for determining the actual HCP Incentive Amounts based on the level of achievement of the HCP Objectives for the applicable fiscal year. The Committee will certify whether such performance goals have been met and determine the HCP Incentive Amounts. The Committee’s determinations under the Program will be final and conclusive.

4. Effective Date. This Program has been adopted by the Board and is effective starting with performance in the Company’s fiscal year beginning on March 31, 2008.